As filed with the Securities and Exchange Commission on August 30, 1996. Registration No.333- ____________
- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ---------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                First USA, Inc.
            (Exact name of registrant as specified in its charter)


         DELAWARE                                      75-2291060
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification No.)

1601 ELM STREET, SUITE 4700
      DALLAS, TEXAS                                     75201
(Address of principal executive offices)              (Zip Code)


                             --------------------

                       FIRST USA RETIREMENT SAVINGS PLAN
                           (Full title of the plan)


                                                   WITH A COPY TO:
     JACK M. ANTONINI                         CHARLES D. MAGUIRE, JR.
      FIRST USA, INC.                         JACKSON & WALKER, L.L.P.
 1601 ELM STREET, SUITE 4700                      901 MAIN STREET,
    DALLAS, TEXAS 75201                              SUITE 6000
       (214) 849-2000                           DALLAS, TEXAS 75202
(Name, address, including zip code, and                (214) 953-5850
telephone number, including area code,
      of agent for service)


                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------
    Title of                                   Proposed Maximum       Proposed Maximum
 Securities to be      Amount to be           Offering Price Per      Aggregate Offering        Amount of
   Registered          Registered (2)              Share(1)              Price (1)            Registration Fee
- --------------------------------------------------------------------------------------------------------------
Common Stock,
par value                500,000 shares             $54.50               $27,250,000            $9,396.55
$.01 per share
- --------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the New York Stock Exchange on August 28, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) The Company's latest annual report on Form 10-K filed September 15, 1995 (the "Annual Report");

     (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report; and

     (iii) The description of the Common Stock contained in the Company's Registration Statement No. 33-45110 on Form S-1 filed with the Commission on January 16, 1992.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Article IX of the Company's Bylaws provides for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

     Additionally, Article VIII ("Article VIII") of the Company's Second Restated and Amended Certificate of Incorporation, as amended, limits the personal liability of directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, Article VIII shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     (a) The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.


Exhibit No.   Description of Exhibit
- -----------   ----------------------
5             Opinion of Jackson & Walker, L.L.P.*

15            None.

23.1          Consent of Ernst & Young L.L.P.*

23.2 Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement).*

24            Power of Attorney (appearing on page II-5 of this Registration
              Statement).*

28            None.

99.1          First USA Retirement Savings Plan.*

- ------------------------

*    Filed herewith.

     (b) In accordance with Form S-8 Item 8(b), the undersigned registrant will or has undertaken to submit the First USA Retirement Savings Plan (the "Plan") to the Internal Revenue Service ("IRS") and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume in securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 30th day of August, 1996.



                                            FIRST USA, INC.



                                            By: /s/ John C. Tolleson
                                                -------------------------------
                                                John C. Tolleson
                                                Chairman of the Board and
                                                Chief Executive Officer
                                                (Principal Executive Officer)


                               POWER OF ATTORNEY


     Each person whose signature appears below authorizes John C. Tolleson, Jack
M. Antonini and Philip E. Taken and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 30, 1996.


Name                                Title
- ----                                -----

/s/ John C. Tolleson
- -------------------------           Chairman of the Board and
John C. Tolleson                    Chief Executive Officer
                                    (Principal Executive Officer)

/s/ Richard W. Vague
- -------------------------           President
Richard W. Vague


/s/ Jack M. Antonini
- -------------------------           Vice Chairman Finance and Planning
Jack M. Antonini                    (Principal Accounting and Financial Officer)

/s/ Gerald S. Armstrong
- -------------------------           Director
Gerald S. Armstrong


/s/ Gene H. Bishop
- -------------------------           Director
Gene H. Bishop


/s/ Charles T. Russell
- -------------------------           Director
Charles T. Russell


/s/ Rupinder S. Sidhu
- -------------------------           Director
Rupinder S. Sidhu


/s/ Roger T. Staubach
- -------------------------           Director
Roger T. Staubach


/s/ Carl H. Westcott
- -------------------------           Director
Carl H. Westcott

THE FIRST USA RETIREMENT SAVINGS PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 30, 1996.

                                    First USA Retirement Savings Plan


                                    By: Advisory Committee



                                        By:  /s/ MARY BAKER
                                            ------------------------------
                                            Mary Baker, Committee Member

                                 EXHIBIT LIST


Exhibit No.   Description of Exhibit
- -----------   ----------------------

5             Opinion of Jackson & Walker, L.L.P.

23.1          Consent of Ernst & Young L.L.P.

23.2 Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement).

24            Power of Attorney (appearing on page II-5 of this Registration
              Statement).

99.1          First USA Retirement Savings Plan.
